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                                                                    EXHIBIT 99.1


                             CAMDEN PROPERTY TRUST
          FORM OF PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                       TO BE HELD ON  _____________, 1998


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

The undersigned hereby appoints Richard J. Campo, D. Keith Oden and G. Steven Dawson, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust that the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting to be held on ____________, 1998 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.


THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 2 AND FOR PROPOSALS 1, 3, 4 AND 5.


     IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.       Approval of the Agreement and Plan of        FOR              AGAINST          ABSTAIN
         Merger, dated December 16, 1998, by          [ ]                [ ]              [ ]
         and among Camden Property Trust,
         Camden Subsidiary II, Inc. and Oasis
         Residential, Inc., as amended

2.       Election of Trust Managers                                   WITHHOLD          NOMINEES:
         Instruction:  To withhold authority          FOR             AUTHORITY       Richard J. Campo
         to vote for any individual nominee,          [ ]                [ ]          William R. Cooper
         write in that nominee's name on the                                          George A. Hrdlicka
         lines below.                                                                 Lewis A. Levey
                                                                                      D. Keith Oden
         -------------------------------------                                        F. Gardner Parker
                                                                                      Steven A. Webster
         -------------------------------------

         -------------------------------------

3.       Approval of the appointment of               FOR              AGAINST          ABSTAIN
         Deloitte & Touche LLP as independent         [ ]                [ ]              [ ]
         auditors
4.       The postponement or adjournment of           FOR              AGAINST          ABSTAIN
         the meeting for the solicitation of          [ ]                [ ]              [ ]
         additional votes.

5.       In their discretion, on such other           FOR              AGAINST          ABSTAIN
         matters as may properly come before          [ ]                [ ]              [ ]
         the meeting or any adjournment
         thereof.

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                                       This proxy when properly executed will be
                                       voted in the manner directed herein by
                                       the undersigned shareholder.  If no
                                       direction is made, this proxy will be
                                       voted FOR all nominees listed in Proposal
                                       2 and FOR Proposals 1, 3, 4 and 5.




                                       -----------------------------------------
                                       Signature


                                       Dated:_______________________, 1998

                                       NOTE:  Please sign name exactly as it
                                       appears on the stock certificate.  Only
                                       one of several joint owners need to
                                       sign.  Fiduciaries should give full
                                       title.